Revised Proposal to Acquire Beazer Homes and Deliver Immediate, Compelling Value for Beazer Homes Shareholders July 2026

2Note: Undisturbed price of $18.77, as of 8-May-2026. Dream Finders Homes Announces Revised All-Cash Proposal to Acquire Beazer Homes for $32.00 Per Share, 70% Premium to its Undisturbed Share Price

3 Dear Fellow Beazer Homes (“BZH”) Shareholders, As a testament to our commitment and belief in the strategic merits of a combination of Dream Finders Homes (“DFH”) and Beazer Homes, I am pleased to inform you that we submitted an improved all-cash offer of $32.00 per share to the board of directors of BZH. We have made several attempts to engage constructively with BZH and have been rebuffed. We’re surprised and disappointed by the Beazer board’s continued resistance to discussing a transaction that would deliver significant and immediate value to its shareholders. On May 11th, 2026, we publicly announced an all-cash proposal to the board of BZH to acquire BZH at $25.75 per share, representing a compelling premium to BZH’s undisturbed share price. Despite our multiple efforts to engage privately and constructively, BZH’s management and board refused to engage meaningfully. On June 22nd, we submitted an increased proposal at $29.25 per share in cash. Reflecting specific guidance provided by BZH after the $29.25 offer, on June 30th, we, in good faith, submitted a further enhanced proposal of $32.00 per share in cash to the board of BZH. Instead of commencing to diligence, BZH has now put forward onerous preconditions, including insisting on a 12-month standstill. We believe this is simply the latest attempt to delay engagement and impede the potential transaction. We find this to be completely unacceptable, indicative of highly entrenched management and board, and not in the best interest of shareholders. In this presentation, we once again provide an overview of why we firmly believe that our enhanced offer represents the best path forward for BZH’s shareholders: • Compelling Premium & Value: $32.00 per share, all-cash, delivers highly compelling value to BZH’s shareholders • Transaction Confidence: DFH does not currently anticipate any regulatory or other concerns that would prevent closing the proposed transaction • Financing: We have received letters from financial institutions confirming that they are highly confident the financing can be arranged in the capital markets • Expedited Timeline: We are ready to begin limited due diligence on an expedited basis and concurrently negotiate definitive acquisition agreements DFH remains committed to pursuing this transaction and utilizing additional tools to facilitate the outcome that we believe will maximize value for shareholders. Regards, Patrick O. Zalupski President & Chief Executive Officer

4 70% 56% Premium to Undisturbed Share Price Premium to Undisturbed 30-Day VWAP Significant Deal Confidence Our $32.00 Offer Price Delivers an Attractive Premium Improved Offer Price Per Share $32.00 Increase from May 5, 2026 Offer 24 % Consideration All-Cash ✓ Financing supported by highly confident letters ✓ No regulatory concerns anticipated ✓ Prepared to engage immediately ✓ Limited diligence required $32.00 Per Share All-Cash Offer Reflects Substantial Value to BZH’s Shareholders Source: Bloomberg; market data as of 8-May-2026 ¹ Undisturbed price of $18.77, as of 8-May-2026. 2 30-trading days Volume Weighted Average Price of $20.48, as of 8-May-2026. 37% 1 26% Jun 30, 2026 Offer May 5, 2026 Offer 2 DFH urges BZH’s shareholders to encourage the Board to withdraw its unreasonable preconditions and engage constructively to pursue this compelling proposal

DFH Has Offered a Highly Compelling Proposal to Acquire BZH

- ✓ A Combination of DFH and BZH would create the seventh largest U.S. Homebuilder with complementary footprint
- ✓ Complementary product positioning across entry level and move up level, improving margin mix and reduces cycle time
- ✓ Meaningful operational and financial synergies from production efficiencies, purchasing leverage, mortgage / title capture and lower insurance costs

Combining an All-cash Transaction with an Attractive Premium

- 70% premium to BZH's unaffected share price as of May 8, 2026
- 56% premium to BZH's 30-trading days VWAP[1]

Empowering Growth and Excellence as a Top-tier National Homebuilder

- Creates top 10 national builder with compelling growth opportunity
- Driving efficiency through shared best practices
- Expanding career mobility via a scaled platform



BZH Shareholders
Customers
DFH Shareholders
BZH Employees

Combined Integrated Capabilities Should Create Seamless Buying Experience for Homeowners

- Expanding reach across diverse regions and products
- Driving affordability through large-scale cost savings
- Integrating ancillary services for a frictionless experience

Strategically and Financially Transformative Acquisition to Further Improve Value Proposition

- Enhances scale in several states including Texas, Florida, South Carolina, North Carolina, Georgia and Arizona
- Delivers scaled entry into California, Nevada and Indiana via a proven, established footprint
- Leading the entry-level and move-up categories

DFH is the Best Strategic Owner Of BZH – Providing Superior Value to Shareholders; A Larger National Platform to Employees; and Expanded Options, Selection, and Value to Customers

Source: Bloomberg; market data as of 8-May-2026.
[1] 30-trading days Volume Weighted Average Price of $20.48, as of 8-May-2026.

DREAM FINDERS HOMES | 5

6 Despite Numerous Attempts, BZH Has Not Engaged, Now Conditioning Any Engagement on a 12-Month Standstill ¹ Closing price of $22.81, as of 3-Feb-2026. 2 Closing price of $21.06, as of 16-Mar-2026. 3 Closing price of $18.35, as of 5-May-2026. 4 Undisturbed price of $18.77, as of 8-May-2026. Feb Mar Apr May Jun 05-Feb-2026 DFH’s 1st private offer: $28.50 / 25% premium1 17-Mar-2026 DFH’s 2nd private offer: $29.00 / 38% premium2 05-May-2026 DFH’s 3rd private offer: $25.75 / 40% premium3 2026 21-May-2026 DFH released public presentation reaffirming its compelling proposal 20-Mar-2026 BZH rejected DFH’s 2nd private proposal without engaging x 11-May-2026 DFH made 3rd letter public; BZH rejected the offer on the same day x 29-Jun-2026 BZH informed DFH of its refusal to engage on the terms presented in the fourth private proposal x 22-Jun-2026 DFH’s 4th private offer: $29.25 / 56% premium4 Jul 30-Jun-2026 DFH’s 5th private offer: $32.00 / 70% premium4 8-Jul-2026 DFH made 5th letter public after BZH insisted on stalling engagement x x BZH Rejections DFH Public Activities 19-Feb-2026 BZH rejected DFH’s 1st private proposal without engaging x

7 0% 200% 400% 600% 800% 1000% 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 +606% +489% (30)% 12.7x 3.9x (0%) 7% (107%) 25% 7% 22% BZH Has Persistently Underperformed its Peers; Lacks Credible Path Forward Source: Company filings and FactSet; market data as of 8-May-2026. Note: Since 2011 share price represents performance from 01-Jan-2011 to 8-May-2026. L5Y share price represents the period from 7-May-2021 to 8-May-2026. LTM Share price represents the 12-month period ending in 8-May-2026. Peers include CCS, DFH, GRBK, KBH, LGIH, MHO, and MTH. L5Y EPS growth and closings growth represents the 5-year period ending in 31- Mar-2026 for all peers, except 28-Feb-2026 for KBH due to differences in fiscal year ends. LTM net income margin and net debt / LTM adj. EBITDA represents the 12-month period ending in 31-Mar-2026 for all peers, except 28-Feb-2026 for KBH.  Long-term underperformance relative to peers  Only public homebuilder reporting two consecutive quarters of operating losses as of the second quarter 2026  Poor return on equity leading to negative earnings growth  Heavily burdened balance sheet and misguided capital allocation strategy  Inability to extract value from existing land positions  Management lacks credible path to closing the profitability gap, evidenced by recent reduction in analyst estimates  Standalone strategy has not delivered for shareholders and is not suited to the current market environment L10Y Avg. Return on Equity L5Y EPS Growth LTM Net Income Margin Net Debt / LTM Adj. EBITDA Price Performance Small & Mid Cap Peers Small & Mid Cap Peers Small & Mid Cap Peers Small & Mid Cap Peers Performance Through Unaffected 08-May-2026 Since 2011 L5Y LTM BZH (30)% (26)% (13)% ITB 606% 21% 0% XHB 489% 29% 6%

8 BZH Shareholders Can Achieve Liquidity in an All-Cash Deal That Maximizes Shareholder Value Commitment to Close DFH is Fully Committed to Completing a Transaction on an Expedited Basis Ready to Engage We Urge BZH’s Board and Management to Have Constructive and Meaningful Engagement with DFH to Realize Value for Shareholders Financing Letters from Financial Institutions Confirming that They are Highly Confident the Financing Can be Arranged in the Capital Markets Attractive Premium $32.00 All-Cash Offer 70% Premium1 Source: Bloomberg ¹ Undisturbed price of $18.77, as of 8-May-2026.

9 About Dream Finders Homes Dream Finders Homes (NYSE: DFH), headquartered in Jacksonville, Florida, was recognized as the 2025 National Builder of the Year by Builder magazine. Dream Finders Homes builds single- family homes throughout the Southeast, Mid-Atlantic and Midwest, including Florida, Texas, Tennessee, North Carolina, South Carolina, Georgia, Colorado, Arizona, and the Washington, D.C. metropolitan area, which comprises Washington D.C., Northern Virginia and Maryland. As the Official Home Builder of the PGA TOUR, the Jacksonville Jaguars and the Tampa Bay Rays, Dream Finders Homes is deeply committed to excellence beyond homebuilding and into the communities it serves. Through its wholly owned subsidiaries, DFH also provides mortgage financing as well as title agency and underwriting services to homebuyers. Dream Finders Homes achieves its growth and returns by maintaining an asset-light homebuilding model. For more information, please visit www.dreamfindershomes.com Dream Finders Homes: Dream Finders Homes, Inc. 14701 Philips Highway, Suite 300 Jacksonville, FL 32256 United States

10 Additional Information And Where to Find It Investor Contact: Jonathan Salzberger / Scott Winter Innisfree M&A Incorporated +1 (212) 750-5833 Media Contact: DFH@edelmansmithfield.com Forward-Looking Statements This presentation, and other written or oral statements made from time to time by management contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should”, “propose”, “projecting”, “driving”, “confident”, “confidence” and similar expressions, including statements regarding the proposed transaction, benefits and synergies of the proposed transaction and future opportunities for the combined company, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to the ultimate outcome of any possible transaction between Dream Finders Homes and Beazer, including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any definitive agreement will be materially different from those described herein; uncertainties as to whether Beazer will cooperate with Dream Finders regarding the proposed transaction; Dream Finders Homes’ ability to consummate the proposed transaction with Beazer; the conditions to the completion of the proposed transaction, including the receipt of any required shareholder approvals and any required regulatory approvals; Dream Finders Homes’ ability to finance the proposed transaction with Beazer; the possibility that Dream Finders may be unable to achieve expected synergies within the expected time-frames or at all and to successfully integrate Beazer’s operations, the retention of certain key employees may be difficult; and general economic conditions that are less favorable than expected. All forward-looking statements are based on Dream Finders Homes’ beliefs as well as assumptions made by and information currently available to Dream Finders Homes. These statements reflect Dream Finders Homes’ current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in Dream Finders Homes’ Annual Report on Form 10-K for the year ended December 31, 2025 and other filings with the U.S. Securities and Exchange Commission. Dream Finders Homes undertakes no obligation to update or revise any forward-looking statement, except as may be required by applicable law. Additional Information This presentation does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal that Dream Finders Homes’ has made for a business combination transaction. In furtherance of this proposal and subject to future developments, Dream Finders Homes (and, if applicable, Beazer) may file one or more registration statements, proxy statements, tender offer statements or other documents with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement, registration statement, tender offer statement, prospectus or other document Dream Finders and/or Beazer may file with the SEC in connection with the proposed transaction.